SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 9, 2003

STEMCELLS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19871	94-3078125

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3155 Porter Drive
Palo Alto, California 94304

(Address, of principal executive offices, including zip code)

(650) 475-3100

(Registrant’s Telephone number including area code)

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events

     On December 9, 2003, the Company issued 5,000,000 shares of common stock pursuant to its previously filed shelf-registration statement on Form S-3 to one institutional investor in exchange for total consideration of $9.5 million, or $1.90 per share.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

99.1	Form of Securities Purchase Agreement dated as of December 9, 2003 between StemCells, Inc. and The Riverview Group, LLC

99.2	Press Release dated December 10, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEMCELLS, INC.

By:	/s/ Martin McGlynn

Martin McGlynn
President and Chief Executive Officer

Date: December 10, 2003

EXHIBIT INDEX

99.1	Form of Securities Purchase Agreement dated as of December 9, 2003 between StemCells, Inc. and The Riverview Group, LLC

99.2	Press Release dated December 10, 2003